EXHIBIT 24.1

AINOS, INC.

CERTIFICATE OF CORPORATE SECRETARY

I, John Junyong Lee, Corporate Secretary of Ainos, Inc., a corporate duly organized and existing under the laws of the State of Texas (the “Company”), do hereby certify that the attached is a true and correct copy of a Power of Attorney executed by all of the members of the Board of Directors of the Company and that said power of attorney is in full force and effect and have not been amended or rescinded as of the date hereof.

IN WITNESS WHEREOF, I have hereupon set my hand and seal this 11th day of May, 2023:

/s/ John Junyong Lee
John Junyong Lee
Corporate Secretary

AINOS INC BOARD OF DIRECTORS POWER OF ATTORNEY

Form 10-Q for the quarter ended March 31, 2023

POWER OF ATTORNEY

WHEREAS, AINOS, INC., a Texas corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, an interim report on Form 10-Q for the quarter ended March 31, 2022 (the “Form 10-Q”).

NOW, THEREFORE, the undersigned members of the Board of Directors do hereby appoint Chun-Hsien Tsai and Hui-Lan Wu and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-Q and any and all amendments to the Form 10-Q, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Form 10-Q as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 11th day of May 2023.

Signature	Title

/s/ Chun-Hsien Tsai	Chairman of the Board, President, and Chief Executive Officer
Chun-Hsien Tsai

/s/ Wen-Han Chang	Director
Wen-Han Chang

/s/ Yao-Chung Chiang	Director
Yao-Chung Chiang

/s/ Pao-Sheng Wei	Director
Pao-Sheng Wei

/s/ Ting-Chuan Lee	Director
Ting-Chuan Lee

/s/ Chun-Jung Tsai	Director
Chun-Jung Tsai

/s/ Chung-Yi Tsai	Director
Chung-Yi Tsai

SEEN AND ACCEPTED:

/s/ Chun-Hsien Tsai	Chairman of the Board, President and
Chun-Hsien Tsai	Chief Executive Officer

/s/ Hui-Lan Wu	Chief Financial Officer
Hui-Lan Wu